UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2019, the Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) appointed Elaine Mendoza as a new independent member of the Board, effective immediately. Ms. Mendoza will stand for election at the Company’s 2020 Annual Meeting. The Board has not yet determined which committee(s) of the Board Ms. Mendoza will be appointed to. There are no arrangements or understandings between Ms. Mendoza, on the one hand, and any other person, on the other hand, pursuant to which Ms. Mendoza was elected as a director of the Company, and the Company believes there are no transactions in which Ms. Mendoza has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Mendoza has been determined to meet the criteria for independence under the listing standards of the NASDAQ Global Select Market.

Ms. Mendoza will receive the Company’s standard non-employee director compensation (pro-rated based on her start date), which is described in the Company’s 2019 definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2019. Ms. Mendoza will enter into an indemnification agreement with the Company consistent with the form of existing indemnification agreement entered into between the Company and its other directors.

Ms. Mendoza currently serves as the President and Chief Executive Officer of Conceptual MindWorks, Inc. (CMI), a leading informatics company that specializes in providing health-related software, bioinformatics, biotechnology, scientific, and technical solutions to the public and private sectors, which she founded in 1990. Ms. Mendoza serves on the boards of several entities, including non-profits, and has been an active member of her community for more than 30 years. She currently serves as Chairman of the Board of Regents of the Texas A&M University System and as a member of the board of directors of HCSC, where she serves as the chair of the Audit and Compliance committee. Ms. Mendoza holds a B.S. in Aerospace Engineering from Texas A&M University.

A copy of the press release announcing the appointment of Ms. Mendoza as a new independent member of the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

Exhibit 99.1	Rush Enterprises, Inc. press release dated October 2, 2019.
Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: October 2, 2019	By:	/s/ Michael Goldstone
Vice President, General Counsel and Corporate Secretary